Exhibit 99.1

Radiant Oil & Gas Appoints
GBH CPAs, PC as Its Independent Auditor

HOUSTON – April 7, 2014 – Radiant Oil & Gas, Inc. (“Radiant Oil & Gas” or the “Company”) (ROGI:OTC US), today announced that its Audit Committee of the Board of Directors has appointed GBH CPAs, PC (“GBH”) as the Company’s independent registered public accounting firm. GBH is replacing Malone Bailey (“MB”). The change in auditors was not due to any disagreement between the Company and MB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. The appointment of GBH is effective immediately.

MB had been engaged by the Company to audit the balance sheet of the Company as of December 31, 2012 and December 2011, and related statements of operations, stockholders equity, and cash flows for the years then ended, and had performed reviews of ROGI 2013 Form 10-Q filings, but had not been engaged to audit the balance sheet of the Company as of December 2013, and related statements of operations, stockholders equity and cash flows for the year then ended.

The Company intends on becoming listed on a national exchange upon the filing of its 2013 10-K filing or as soon as possible following all required filings under SEC rules and regulations. Therefore, the Audit Committee, after consultation with GBH, determined that GBH will become the Company’s registered auditor.

GBH will audit the consolidated balance sheets of the Company as of December 31, 2013 (Successor) and December 31, 2012 (Predecessor), and the related consolidated statements of operations, stockholders equity and cash flows for the period October 9, 2013 to December 31, 2013 (Successor), the period from January 1, 2013 to October 8, 2013 (Predecessor) and the year ended December 31, 2012. GBH will begin its audit of ROGI immediately. Following the completion of the 2013 audit and 10-K filing, ROGI will work with GBH to file its 2014 Quarterly Reports on Form 10-Q with the SEC on an on-going and timely basis.

About GBH CPAs, PC LLP

GBH is a certified public accounting firm based in Houston, Texas.  Their focus is delivering audit, tax compliance, business valuation and advisory services to small and medium publicly-traded and private companies and high net worth individuals.  They demonstrate professional excellence through the high quality of services they perform.  Their audit focus delivers a cost-effective audit through professionals trained to meet your specific reporting requirements.

About Radiant Oil & Gas, Inc.

Radiant Oil & Gas, Inc., headquartered in Houston, Texas, is an independent oil and gas exploration and production company that operates in the Gulf Coast region of the United States of America, specifically, onshore in Louisiana, Mississippi and Texas and the state waters of Louisiana, USA, and has the capacity to operate in the federal waters offshore Texas and Louisiana in the Gulf of Mexico.

Radiant Oil & Gas, Inc.

9700 Richmond Avenue, Suite 124               Houston, Texas  77042(O) 832-242-6000       (F) 713-917-0493

 Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Actual results could differ materially from those projected in the forward-looking statements as a result of inaccurate assumptions or a number of risks and uncertainties. These risks and uncertainties are set forth in the Company's filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under "Risk Factors" and elsewhere, and include: (a) those risks and uncertainties related to general economic conditions in China, including regulatory factors that may affect such economic conditions; (b) whether the Company is able to manage its planned growth efficiently and operate profitable operations, including whether its management will be able to identify, hire, train, retain, motivate and manage required personnel or that management will be able to successfully manage and exploit existing and potential market opportunities; (c) whether the Company is able to generate sufficient revenues or obtain financing to sustain and grow its operations; (d) whether the Company is able to successfully fulfill our primary requirements for cash; and (e) other risks, including those disclosed in the Company's Form 10-K, filed with the SEC.  Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

Contact Us

Corporate Headquarters
9700 Richmond Ave. Suite 124
Houston, Texas 77042
Phone: 832-242-6000

Radiant Oil & Gas, Inc.

9700 Richmond Avenue, Suite 124               Houston, Texas  77042(O) 832-242-6000       (F) 713-917-0493